Exhibit 99.16
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution sales)

Monthly Sales ($ in millions)*

	2007	2008	2009	2010	2011
January	340	378	253	272	321
February	327	353	217	260	312
March	341	351	227	325
April	332	381	227	308
May	350	374	225	295
June	344	396	246	320
July	335	396	253	303
August	386	378	247	303
September	329	377	271	305
October	371	372	268	294
November	343	266	239	298
December	276	215	222	264

12 Month Rolling Average ($ in millions)*

	2007	2008	2009	2010	2011
January	338	343	343	243	300
February	338	345	331	247	304
March	336	346	321	255
April	337	350	308	261
May	336	352	296	267
June	334	356	283	273
July	335	361	271	277
August	336	361	260	282
September	336	365	252	285
October	338	365	243	287
November	339	358	241	292
December	340	353	241	295

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.